                             EQK GREEN ACRES TRUST
                              INCENTIVE SHARE PLAN

     1. Purpose.

     The purpose of the EQK Green Acres Trust Incentive Share Plan (the 'Plan') is to further the earnings of EQK Green Acres Trust, its subsidiaries and other affiliates (collectively, the 'Company'). The Plan provides for the award of long-term incentives to outside managing trustees and those officers and other key executives who make substantial contributions to the Company by their loyalty, industry, and invention. The Company intends that the Plan will facilitate securing, retaining, and motivating management employees of high caliber and potential.

     2. Administration.

     The Plan shall be administered by a Committee (the 'Committee') of the Board of Trustees of EQK Green Acres Trust (the 'Board'). The Committee shall consist of two or more persons selected by the Board of Trustees who are ineligible and who have been ineligible for a one year period prior to appointment thereto for selection as a person to whom, except as provided in
Section 6 hereof, awards may be granted pursuant to this Plan or any other similar plan of the Company. Without limiting the foregoing and except as specifically provided herein, the Committee shall have full and final authority in its discretion to interpret the provisions of the Plan and to decide all questions of fact arising in its application; to determine the employees to whom awards shall be made under the Plan; to determine the type of awards to be made and the amount, size and terms of each such award; to determine the time when awards shall be granted; and to make all other determinations necessary or advisable for the administration of the Plan.

     3. Shares Subject to the Plan.

     The shares that may be issued under the Plan shall not exceed in the aggregate more than One Million Five Hundred Thousand (1,500,000) common shares of beneficial interest, without par value (the 'Common Shares') of the Company. Such shares may be authorized and unissued shares or treasury shares. Except as otherwise provided herein, any shares subject to an option or right which for any reason expires or is terminated unexercised as to such shares shall again be available under the Plan.

     4. Eligibility to Receive Awards.

     Persons eligible to receive awards under the Plan shall be limited to outside managing trustees and those officers and other key executive employees of the Company who are in positions in which their decisions, actions and counsel will have a significant impact upon the profitability and success of the Company. Managing trustees of the Company who are not otherwise officers or employees of the Company shall be eligible to participate in the Plan solely in accordance with Section 6 of the Plan.

     5. Form of Awards.

     Awards may be made from time to time by the Committee in the form of share options to purchase Common Shares, share appreciation rights, restricted share grants, or any combination thereof. Share options may be options which are intended to qualify as incentive share options within the meaning of Section 422 of the Internal Revenue Code of 1986, or any amendment or substitute thereto ('Incentive Share Options') or options which are not intended to so qualify ('Non-Qualified Share Options').

     6. Trustee Awards.

     Each outside managing trustee of the Company, i.e., each trustee who is not an officer or employee of the Company, shall receive awards of Non-Qualified Share Options ('Trustee Options') in accordance with the terms and provisions of this Section 6. Trustee Options shall have a term of ten (10) years, shall be granted and vest as herein provided in this Section 6, and otherwise shall be governed by Section 7 hereof. Each eligible Trustee as of the date hereof shall be awarded Seven Thousand Five Hundred (7,500) Options, with an exercise price of Ten ($10.00) Dollars per Common Share. On January 23 in each of 1997, 2000 and 2003, each eligible Trustee as of the date hereof then serving shall receive an additional award of Seven Thousand Five Hundred (7,500) Trustee Options. On election or re-election and qualification as a Trustee, each other eligible Trustee shall be awarded Two Thousand Five Hundred (2,500) Trustee Options for each year (or fraction thereof) of the term as Trustee for which such eligible Trustee was elected or appointed. Each award to a Trustee made hereunder shall vest ratably over a three (3) year period, with one-third (1/3) of the awarded options vesting one year from the date of grant and an additional one-third (1/3) vesting on each subsequent anniversary thereof; provided that no Options shall vest at a time that the applicable Trustee is not then serving as an eligible Trustee of the Company. The
Committee shall not have the power to alter the size, timing or vesting of Trustee Option awards.

     7. Share Options.

     Share options for the purchase of Common Shares shall be evidenced by written agreements in such form not inconsistent with the Plan as the Committee shall approve from time to time, which shall contain in substance the following terms and conditions:

          (a) Type of Option. Each option agreement shall identify the options represented thereby as Incentive Share Options or Non-Qualified Share Options, as the case may be.

          (b) Option Price. The purchase price of shares subject to an option shall be the fair market value at the time of grant, as determined by the Committee.

          (c) Exercise Term. Each option agreement shall state the period or periods of time within which the option may be exercised, in whole or in part, which shall be such period or periods of time as may be determined by the Committee, provided that no option shall be exercisable after ten (10) years from the date of grant thereof. The Committee may, in its discretion, provide in the option agreement circumstances under which the option shall become immediately exercisable, and may, notwithstanding the foregoing, accelerate the exercisability of any option at any time.

          (d) Payment for Shares. The purchase price of the shares with respect to which an option is exercised shall be payable in full at the time of exercise in cash, Common Shares held for at least six (6) months at fair market value, or a combination thereof, as the Committee may determine and subject to such terms and conditions prescribed by the Committee for such purpose.

          (e) Rights Upon Termination of Employment. In the event that an optionee ceases to be an employee of the Company for any cause other than retirement after age sixty-five (65), death or disability, the options shall terminate at the time of termination. In the event that an optionee retires after attaining age sixty-five (65), dies or becomes disabled prior to the expiration of his option and without having fully exercised his option, the optionee or his successor shall have the right to exercise the option during its term within a period of twelve (12) months after termination of employment due to death, disability or retirement to the extent that the option was exercisable at the time of termination, or within such other period, and subject to such terms and conditions, as may be specified by the Committee.

          (f) Nontransferability. Each option agreement shall state that the option is not transferable other than by will or the laws of descent and distribution, and that during the lifetime of the optionee the option is exercisable only by him.

          (g) Incentive Share Options. In the case of an Incentive Share Option, each option agreement shall contain such other terms, conditions and provisions as the Board determines necessary or desirable in order to qualify such option as a tax favored option (within the meaning of Section 422 of the Code, or any amendment or substitute thereto or regulation thereunder) including without limitation, the following:

          (i) The purchase price of shares subject to an Incentive Share Option shall not be less than one hundred (100%) percent of the fair market value of such shares on the date the option is granted, as determined by the Committee;

          (ii) The aggregate fair market value (determined as of the time the option is granted) of the shares with respect to which Incentive Share Options are exercisable for the first time by any employee during any calendar year (under all plans of the Company) shall not exceed One Hundred Thousand ($100,000.00) Dollars; and

          (iii) No Incentive Share Option shall be granted to any employee if at the time the option is granted the individual owns shares possessing more than ten (10%) percent of the total combined voting power of all classes of shares of the Company or its parent or subsidiary corporation unless at the time such option is granted the option price is at least one hundred ten (110%) percent of the fair market value of the shares subject to the option and such option by its terms is not exercisable after the expiration of five (5) years from the date of grant.

     8. Share Appreciation Rights.

     Share appreciation rights shall be evidenced by written share appreciation rights agreements in such form not inconsistent with this Plan as the Committee shall approve from time to time, which agreements shall contain in substance the following terms and conditions:

          (a) Award. Share appreciation rights shall entitle the grantee, subject to such terms and conditions determined by the Committee, to receive upon exercise thereof all or a portion of the excess of (i) the fair market value of a specified number of Common Shares at the time of exercise, as determined by the Committee, over (ii) a specified price which shall not be less than one hundred (100%) percent of the fair market value of the shares at the time the right is granted, or, if connected with a previously issued share option, not less than one hundred (100%) percent of the fair market value of the shares at the time such option was granted. Share appreciation rights may be granted in connection with a previously or contemporaneously granted share option, or independently of a share option. In the event of the exercise of a share appreciation right, the number of shares reserved for issuance hereunder shall be reduced by the number of shares covered by the share appreciation right.

          (b) Term. Each agreement shall state the period or periods of time within which the share appreciation right may be exercised, in whole or in part, as determined by the Committee and subject to such terms and conditions prescribed for such purpose by the Committee, provided that no share appreciation right shall be exercisable after ten (10) years from the date thereof. The Committee may, in its discretion, provide in the agreement circumstances under which the share appreciation rights shall become immediately exercisable, and may, notwithstanding the foregoing, accelerate the exercisability of any share appreciation right at any time.

          (c) Termination of Employment. Share appreciation rights will be exercisable only during the grantee's employment by the Company except that in the discretion of the Committee, a share appreciation right may be made exercisable for up to twelve (12) months after the grantee's employment is terminated, including by death or disability.

          (d) Payment. Upon exercise of a share appreciation right, payment shall be made in the form of Common Shares at fair market value on the date of exercise, in cash, or in a combination thereof, as the Committee may determine.

          (e) Other Terms. Share appreciation rights shall be granted in such manner and such form, and subject to such additional terms and conditions as the Committee in its sole discretion deems necessary or desirable, including without limitation: (i) if in connection with an Incentive Share Option, in order to satisfy any requirements set forth under Section 422 of the Internal Revenue Code of 1986, or any amendment or substitute thereto, or regulation thereunder; or (ii) in order to avoid any insider trading liability in connection with a share appreciation right under Section 16(b) of the Securities Exchange Act of 1934.

     9. Restricted Share Awards.

     Restricted share awards under the Plan shall consist of Common Shares of the Company free of any purchase price or for such purchase price established by the Committee, restricted against transfer, subject to forfeiture, and subject to other terms and conditions intended to further the purpose of the Plan, and shall be evidenced by written restricted share agreements in such form not inconsistent with this Plan as the Committee shall approve from time to time, which agreements shall contain in substance the following terms and conditions:

          (a) Restriction Period. Shares awarded pursuant to this Plan shall be subject to such terms, conditions and restrictions, including without limitation prohibitions against transfer, substantial risks of forfeiture and attainment of performance objectives, and for such period or periods as shall be determined by the Committee, but not in excess of ten (10) years from the date of award. The Committee may, in its discretion, provide in the agreement circumstances under which the restricted shares shall become immediately transferable, and may, notwithstanding the foregoing, accelerate the expiration of the restriction period imposed on any shares at any time.

          (b) Restriction upon Transfer. Restricted shares and the right to vote such shares and to receive dividends thereon, may not be sold, assigned, transferred, exchanged, pledged, hypothecated, or otherwise encumbered, except as herein provided, during the restriction period applicable to such shares. Notwithstanding the foregoing, and except as otherwise provided in the Plan, the participant shall have all the other rights of a shareholder, including but not limited to, the right to receive dividends and the right to vote such shares.

          (c) Certificates. Each certificate issued in respect to shares awarded to a participant shall be deposited with the Company or its designee and shall bear the following legend:

        'This certificate and the shares of beneficial interest represented hereby are subject to the terms and conditions (including forfeiture provisions and restrictions against transfer) contained in the EQK Green Acres Trust Incentive Share Plan and an Agreement entered into between the registered owner and EQK Green Acres Trust. Release from such terms and conditions shall be obtained only in accordance with the provisions of the Plan and Agreement, a copy of each of which is on file in the office of the Secretary of EQK Green Acres Trust.'

          (d) Lapse of Restrictions. The Agreement shall specify the terms and conditions upon which any restrictions upon shares awarded under the Plan shall lapse, as determined by the Committee. Upon the lapse of such restrictions, Common Shares free of the restrictive legend shall be issued to the participant or his legal representative.

          (e) Termination Prior to Lapse of Restrictions. In the event of a participant's termination of employment prior to the lapse of restrictions as determined pursuant to the provisions of the preceding paragraph (d), all shares as to which there still remains unlapsed restrictions shall be forfeited by such participant to the Company without payment of any consideration by the Company, and neither the participant nor any successors, heirs, assigns or personal representatives of such recipient shall thereafter have any further rights or interest in such shares or certificates.

     10. General Restrictions.

     Each award under the Plan shall be subject to the requirement that if at any time the Committee shall determine that (i) the listing, registration or qualification of Common Shares subject or related thereto upon any securities exchange or under any state or federal law, or (ii) the consent or approval of any government regulatory body, or (iii) an agreement by the recipient of an award with respect to the disposition of Common Shares is necessary or desirable as a condition of or in connection with the granting of such award or the issuance or purchase of Common Shares thereunder, such award shall not be consummated in whole or in part unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.

     11. Single or Multiple Agreements.

     Multiple forms of awards or combinations thereof may be evidenced by a single agreement or multiple agreements, as determined by the Committee.

     12. Rights of a Shareholder.

     The recipient of any award under the Plan, unless otherwise provided by the Plan, shall have no rights as a shareholder with respect thereto unless and until certificates for Common Shares are issued to him.

     13. Rights to Terminate Employment.

     Nothing in the Plan or in any agreement entered into pursuant to the Plan shall confer upon any participant the right to continue in the employment of the Company or affect any right which the Company may have to terminate the employment of such participant.

       14. Withholding.

     Whenever the Company proposes or is required to issue or transfer Common Shares under the Plan, the Company shall have the right to require the recipient to remit to the Company an amount sufficient to satisfy any federal, state or local withholding tax requirements prior to the delivery of any certificate or certificates for such shares.

     15. Non-Assignability.

     No award under the Plan shall be assignable or transferable by the recipient thereof except by will or by the laws of descent and distribution or by such other means as the Committee may approve. During the life of the recipient, such award shall be exercisable only by such person or by such person's guardian or legal representative.

     16. Non-Uniform Determinations.

     The Committee's determination under the Plan (including without limitation determinations of the persons to receive awards, the form, amount and timing of such awards, the terms and provisions of such awards and the agreements evidencing same, and the establishment of values) need not be uniform and may be made selectively among persons who receive, or are eligible to receive, awards under the Plan, whether or not such persons are similarly situated.

     17. Adjustments.

          (a) In the event of any change in the outstanding shares of beneficial interest of the Company, by reason of a share dividend or distribution, supplemental offering of shares, recapitalization, merger, consolidation, split-up, combination, exchange of shares or the like, the Committee may, in its discretion, adjust the number of Common Shares which may be issued under the Plan.

          (b) The number of Common Shares purchasable upon the exercise of the outstanding share options ('Options'), the option price and the terms of outstanding share appreciation rights ('SARs') shall be subject to adjustment from time to time as provided in this Section 17.

          (i) If the Company shall pay or make a dividend or other distribution on any class of capital shares of the Company in Common Shares, the number of Common Shares purchasable upon exercise of an Option or the number of SARs shall be increased by multiplying such number of shares or SARs by a fraction of which the denominator shall be the number of Common Shares outstanding at the close of business on the day immediately preceding the date of such distribution and the numerator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such increase to become effective immediately after the opening of business on the date following such distribution.

          (ii) If the outstanding Common Shares shall be subdivided into a greater number of Common Shares, the number of Common Shares purchasable upon exercise of an Option or the number of SARs at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately increased, and, conversely, if outstanding Common Shares shall each be combined into a smaller number of Common Shares, the number of Common Shares purchasable upon exercise of an Option or the number of SARs at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately decreased, such increase or decrease, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

          (iii) The reclassification of Common Shares into securities (other than Common Shares) and/or cash and/or other consideration shall be deemed to involve a subdivision or combination, as the case may be, of the number of Common Shares outstanding immediately prior to such reclassification into the number or amount of securities and/or cash and/or other consideration outstanding immediately thereafter and the effective date of such reclassification shall be deemed to be 'the day upon which such subdivision becomes effective' or 'the day upon which such combination becomes effective,' as the case may be, within the meaning of the subparagraph (ii) above.

          (iv) The Committee may make such increases in the number of Common Shares purchasable upon exercise of an Option or the number of SARs, in addition to those required by this subparagraph (b), as shall be determined by the Company's Board of Trustees to be advisable in order to avoid taxation so far as practicable of any dividend of shares or share rights or any event treated as such for federal income tax purposes to the recipients.

          (c) Whenever the number of Common Shares purchasable upon exercise of an Option or the number of SARs is adjusted as provided in this Section 17, the option price in the case of an Option or the Section 7(a)(ii) specified price, in the case of SARs, shall be adjusted by a fraction in which the numerator is equal to the number of Common Shares purchasable or SARs granted prior to the adjustment and the denominator is equal to the number of Common Shares purchasable or SARs granted after the adjustment.

          (d) For the purpose of this Section 17, the term 'Common Shares' shall include any shares of the Company of any class or series which has no preference or priority in the payment of dividends or in the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of the Company and which is not subject to redemption by the Company.

     18. Change in Control. Upon a Change in Control, as herein defined, all awards shall become one hundred (100%) percent vested. Change in Control shall mean a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended, as in effect on the date hereof; provided that, without limitation, a Change in Control shall also be deemed to have occurred if and when a material portion (over fifty (50%) percent in value of all assets or revenues) of the Company's assets, operations or businesses shall have been sold to an unaffiliated party or parties.

     19. Amendment.

     The Committee may terminate or amend the Plan at any time, except without shareholder approval, the Committee may not amend Section 6 hereof, increase the maximum number of shares which may be issued under the Plan (other than increases pursuant to Section 17 hereof), extend the period during which any award may be exercised, extend the term of the Plan or change the minimum option price (other than pursuant to Section 17 hereof). The termination or any modification or amendment of the Plan shall not, without the consent of a participant, affect his rights under an award previously granted.

     20. Effect on Other Plans.

     Participation in this Plan shall not affect an employee's eligibility to participate in any other benefit or incentive plan of the Company. Any awards made pursuant to this Plan shall not be used in determining the benefits provided under any other plan of the Company unless specifically provided.

     21. Duration of the Plan.

     The Plan shall be effective as of the date adopted by the Board, but all grants made hereunder shall be subject to shareholder approval of this Plan within one (1) year of the date of adoption by the Board. The Plan shall remain in effect until all awards under the Plan have been satisfied by the issuance of shares, but no award shall be granted more than ten years after the earlier of the date the Plan is adopted by the Company or is approved by the Company's shareholders.

Adopted January 25, 1994
by the Board of Trustees
of EQK Green Acres Trust

                                          /s/ Myles H. Tanenbaum
                                          Myles H. Tanenbaum
                                          Chairman of the Board